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                                                                   EXHIBIT 10.29


                             INTERVISUAL BOOKS, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT



                 This Nonstatutory Stock Option Agreement (the "Agreement") is made as of this 16th day of July, 1998, between Intervisual Books, Inc. (the "Company") and Leonard William Jaffe ("Director").

                                    RECITALS

              A. Director is providing extensive services to the Company and the Company desires to compensate Director for such services. In an effort to conserve the Company's cash, the Company and the Director have agreed that the Company shall grant as of the date of this Agreement a nonqualified stock option to Director to purchase 25,000 shares of the Company's common stock (the "Shares") as provided for herein.

              B. The Company and Director desire to enter into this Agreement to memorialize the grant of the option to Director.

                 THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

              1. Grant of Option. The Company hereby grants to Director the right and option (the "Option") to purchase, on the terms and conditions contained herein, all or any part of an aggregate of 25,000 Shares of Company common stock. (The number of Shares subject to this Option is subject to adjustment, under certain circumstances, as provided in Section 6 of this Agreement.) Director agrees that Director and any other person who may be entitled hereunder to exercise the Option shall be bound by all terms and conditions of this Agreement.

              2. Purchase Price. The purchase price of the Shares subject to this Option shall be One Dollar and Fifty Cents ($1.50) per Share, which price constitutes the closing price of the Company's common stock on the date of grant. (The purchase price for each Share subject to this Option is subject to adjustment, under certain circumstances, as provided in Section 6 of this Agreement.)

              3. Vesting Schedule. The Option granted under this Agreement shall become exercisable on the following schedule:


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                      (i)      Beginning on February 10, 1999, as to 8,333 of
                               the Shares covered by this Option;

                      (ii) Beginning on February 10, 2000, as to 8,333 of the Shares covered by this Option; and

                      (iii) Beginning on February 10, 2001, as to 8,334 of the Shares covered by this Option.

No Option shall be exercisable as to any Shares with respect to which such Option previously has been exercised.

              4. Exercise. Prior to its expiration and in accordance with the vesting schedule outline in Section 3 above, this Option may be exercised, in whole or in part (provided, however, that the Company shall not be required to issue fractional shares) by delivery of written notice of exercise to the Secretary of the Company accompanied by the full purchase price of the Shares being purchased. The purchase price shall be paid at the time of exercise (i) in cash, (ii) by delivery to the Company of outstanding shares of the Company's common stock previously held by the Director, the fair market value of which, as of the date of exercise, is equal to the purchase price, or (iii) by any combination of cash and previously owned shares.

                 During Director's lifetime, this Option shall be exercisable only by Director or, in the event of his or her incompetence, by his or her duly appointed guardian (provided, however, that such guardian presents proof satisfactory to the Company of his or her right to exercise this Option on behalf of such Director). In the event of Director's death, this Option may be exercised by such Director's designated beneficiary or, in the absence of such designation, by will or the laws of dissent and distribution for a period of six
(6) months following the Director's death, but only to the extent that this Option was exercisable on the date of such death.

              5. Nontransferability. This Option shall be nonassignable and nontransferable other than by will or the laws of dissent and distribution. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Option or any right or privilege granted herein contrary to the above provision shall be void and of no effect.

              6. Adjustment Upon Changes in Capitalization. Subject to any required action by stockholders, the number of shares of Common Stock covered by this Option and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's common stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only of common stock) or any other increase or decrease in the number of issued shares of

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common stock effected without receipt of consideration by the Company. Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, this Option shall pertain and apply to the securities to which a holder of the number of shares of common stock subject to the Option would have been entitled.

                 The foregoing adjustments shall be made by the Company's Board of Directors, whose determination shall be conclusive and binding on the Company and Employee.

                 Except as expressly provided in this Section 6, Employee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to this option or the exercise price thereof.

                 This option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

              7. Expiration of Options. Except as hereinafter provided, this Option shall expire on the earlier of (a) the last day of the tenth year after the date of this Agreement or (b) the date that Director ceases to be a member of the Board; provided, however, that to the extent this Option is otherwise exercisable on the date that Director ceases to be a member of the Board for any reason other than "cause", death or retirement under a retirement plan of the Company, this Option shall remain exercisable for 210 days following the last day of Director's Board membership to the extent exercisable on such last day and shall expire if not exercised within said 210-day period.

                 If Board membership ceases on account of death or retirement under a retirement plan of the Company, the Option (to the extent it has not expired) held by Director on the last day of Board membership, which is then exercisable or would have become exercisable had Director continued as a member of the Board for one additional year, shall be immediately exercisable and remain exercisable for 365 days following the last day of Director's Board membership and shall expire if not exercised within said 365- day period. To the extent any otherwise unexpired Option is not exercisable in accordance with the immediately preceding sentence, it shall expire as of the date of death or the effective date of retirement, as the case may be.


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                 If Director's membership on the Board ends after the occurrence of "cause", this Option shall expire immediately on the last date of membership. "Cause", for the purposes of this Section 7, means any (i) act or omission for which indemnification of Director is prohibited by the California Corporations Code, (ii) conviction of a felony which adversely affects the Company, or (iii) misconduct involving personal profit to Director.

              8. Tax Withholding. Any exercise of this Option shall be subject to withholding of state and federal income taxes, FICA tax or other taxes to the extent required by applicable law.

              9. Laws and Regulations. This Agreement, the grant and exercise of the Option under this Agreement, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, the Shares) shall be subject to all applicable laws, regulations and rules. In the event that the Shares are not registered under the Securities Act of 1933 (the "Act") or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

              10. Continued Service as a Director. This Agreement shall not obligate the Company or any affiliate of the Company to nominate Director for election or re-election to the Board nor constitute any contract or agreement of nomination with Director, nor shall this Agreement interfere in any way with the right of any person to remove Director.

              11. Effect of a Change in Control. In the event of a "Change in Control" of the Company as defined in below, the unexpired Options under this Agreement then held by Director on the date of such Change in Control shall be immediately exercisable in full, notwithstanding the vesting schedule of Section 3 of this Agreement.

                  For purposes of this Agreement, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 1 of Form 8-K required to be filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred if:


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                      (a)      the shareholders of the Company approve a
definitive agreement to sell, transfer, or otherwise dispose of all or substantially all of the Company's assets and properties; or

                      (b) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who as of the date this Agreement is a director or officer of the Company (including any trust of such director or officer), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities provided, however, that the following shall not constitute a "Change in Control" of the
Company:

                               (i)      any acquisition directly from the
Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities);

                               (ii)     any acquisition by an employee benefit
plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

                               (iii)    upon the death of any person who as of
the date of this Agreement is a director or officer of the Company, the transfer
(a) by testamentary disposition or the laws of intestate succession to the estate or the legal beneficiaries or heirs of such person, or (b) by the provisions of any living trust to the named current income beneficiaries thereof of the securities of the Company beneficially owned by such director or officer of the Company; or

                      (c) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

                      (d) the shareholders of the Company approve the dissolution of the Company or a definitive agreement to merge or consolidate the Company with or into another entity in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's stock would be converted into cash, securities or other property of another entity, other than a merger of the Company in which holders of the Company's common stock immediately prior to the merger have the

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same proportionate ownership of common stock (or equivalent securities) of the surviving entity immediately after the merger as immediately before.

              12. General. Neither Director nor any person entitled to exercise this Option shall have any dividend rights or privileges of a shareholder of the Company with respect to any Shares issuable upon the exercise of this Option unless and until a certificate or certificates representing such Shares shall have been issued and delivered. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

                      The Option granted under this Agreement is a nonstatutory option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1968, as amended.

                      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, beneficiaries, executors and administrators.

                      The paragraph headings used in this Agreement are for convenience only and are not part of the context.


INTERVISUAL BOOKS, INC.                             DIRECTOR:
a California corporation


By: /s/ WALDO H. HUNT                               /s/ LEONARD WILLIAM JAFFE
   ----------------------------                     ----------------------------
   Waldo H. Hunt                                    Leonard William Jaffe
   Chairman of the Board and
   Chief Executive Officer                          Address:
                                                    1025 Granville Drive
                                                    Newport Beach, CA  92660


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